SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): NOVEMBER 19, 1996


            The Netplex Group, Inc. formerly known as CompLink, Ltd.
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             (Exact name of registrant as specified in its charter)


    New York                            1-11784                    11-2824578
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(State or other jurisdiction          (Commission                (IRS Employer
     of incorporation)               File Number)           Identification No.)


            8260 Greensboro Drive, 5th Floor, McLean, Virginia 22101
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                    (Address of principal executive offices)


Registrant's telephone number, including area code: (703) 356-1717


                                       N/A
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         (Former name or former address, if changed since last report.)

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         Item 2.           ACQUISTION OR DISPOSITION OF ASSETS.

                  On November 19, 1996, the initial closing of the sale by The Netplex Group, Inc. (the "Registrant"), of certain WorldLink(TM) middleware technology, developed by its wholly owned subsidiary, Technology Development Systems, Inc. (TDS) to XcelleNet, Inc. (Nasdaq-NM:XNET) occurred. At the initial closing, the Registrant received $2.0 million of the $3.5 million purchase price which was determined by arms-length negotiation. The Registrant and XcelleNet have agreed that completion of the remaining portion of the transaction is subject to certain conditions to be met by the Registrant. Finalization of the balance of this technology transaction is expected by year end, but there can be no assurance that the remaining portion of this transaction will be completed.

         Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         Exhibit No.                     Description
         -----------                     -----------

         99.1              Pro forma financial information

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

                                    SIGNATURE
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       THE NETPLEX GROUP, INC.



Dated: December 4, 1996                By:  /s/ Gene Zaino
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                                            Name:  Gene Zaino
                                            Title: Chairman of the Board
                                                   and President

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